Q2’26 EARNINGS OCTOBER 28, 2025

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's second quarter of Fiscal 2026 as Q2'26, and similarly Q2'25 denotes VF's second quarter of Fiscal 2025, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases and defines "net debt" as long-term debt, the current portion of long-term debt, short- term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet. Change in Reportable Segments VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an "All Other" category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results for Q2'26 and Q2'25 in this presentation reflect the new segments. Dickies Held-for-Sale On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business ("Dickies"). The Company determined that the associated assets and liabilities met the held-for-sale accounting criteria and they were classified accordingly in the September 2025 Consolidated Balance Sheet. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $15 million in the second quarter of Fiscal 2026 and $46 million in the first six months of Fiscal 2026. The adjusted amounts in this presentation exclude transaction and deal related activities associated with the pending divestiture of Dickies. Total transaction and deal related activities include costs of approximately $2 million in the second quarter and first six months of Fiscal 2026. Combined, the above items negatively impacted loss per share by $0.04 during the second quarter of Fiscal 2026 and $0.09 during the first six months of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q2’26 EARNINGS 2

Executive Summary 4 Financial Summary 10 Brand Highlights 14 Outlook 19 Appendix 21 Table of Contents Q2’26 EARNINGS 3

EXECUTIVE SUMMARY Q2’26 EARNINGS 4

President and CEO "In Q2 we made further progress on our turnaround plan. We delivered broad- based growth for The North Face® and Timberland®, while continuing to moderate declines in Vans®. We also announced the pending sale of Dickies® for $600 million, enhancing our capacity to invest in the portfolio and drive shareholder returns. Looking ahead, we will continue to focus on generating value across our brands and returning the company to sustainable and profitable growth." Q2’26 EARNINGS 5 Bracken Darrell

Q2’26 EARNINGS 6 Q2’26 EXECUTIVE SUMMARY Note: Q3'26 and FY'26 P&L guidance excludes Dickies® in current and prior years; FY'26 free and operating cash flow guidance on a reported basis, including the expected impact of the sale of Dickies® in Q3'26 Q2’26 revenue and operating income performance above guidance • Revenue +2% vs. LY or (1%) C$, ahead of guidance of (4%) to (2%) C$ vs. LY • Operating income (OI) of $313M and adjusted OI of $330M, meaningfully ahead of guidance of $260M to $290M, and +5% vs. LY or +1% C$ • Balance sheet strengthened further with net debt down $1.5B or (21%) vs. LY Pending sale of Dickies® for $600M • Proceeds will be used to pay down debt, in line with stated capital allocation priorities • Transaction will be accretive to VF's growth rate on a pro-forma basis and is expected to close during Q3'26 • Enhances capacity to invest in our portfolio and drive shareholder returns Establishing Q3'26 guidance and on track to meet plans for FY'26 • Q3'26: Revenue (3%) to (1%) C$ vs. LY; adjusted OI of $275M to $305M • FY'26: Free cash flow up vs. LY, with adjusted OI and operating cash flow up vs. LY

• Revenue (1%) C$ vs. LY, above guidance of (4%) to (2%) C$ vs. LY • Q2’26 revenue reflects better-than- expected back-to-school results and early Wholesale demand • The North Face® and Timberland® grew +6% and +7% vs. LY, respectively, or both +4% C$ • Vans® revenue sequentially improved to (9%) vs. LY or (11%) C$ Q2’26 EARNINGS 7 Revenue of $2.8B, +2% vs. LY or (1%) C$ Adjusted operating income and margin up vs. LY • Operating income of $313M; adjusted operating income of $330M, meaningfully above guidance of $260M to $290M and +5% vs. LY or +1% C$ • Operating margin of 11.2%, +130bps vs. LY, and adjusted operating margin of 11.8%, +40bps vs. LY • Gross margin of 52.2%, flat vs. LY • SG&A dollars (1%) vs. LY, adjusted SG&A dollars +1% vs. LY or (1%) C$ • Earnings per share (EPS) of $0.48 vs. LY of $0.52, adjusted EPS of $0.52 vs. LY of $0.60 • Net interest expense of $46M; effective tax rate of 29% Net debt down $1.5B or (21%) vs. LY • Net debt excluding lease liabilities down $1.5B or (27%) vs. LY EPS of $0.48, adjusted EPS of $0.52 Q2’26 performance driven by continued growth of The North Face® and Timberland®

GUIDANCE ACTUAL ACTUAL VS. GUIDANCE COMMENTARY Revenue % vs. LY (C$) (4%) to (2%) (1%) + • Better-than-expected back-to-school results and early Wholesale demand Operating income (adjusted) $260M to $290M $330M + • Profit outperformance on higher-than-expected revenue and lower-than-expected adjusted SG&A due to timing of expenses 8 Q2’26 revenue and operating income above guidance Q2’26 EARNINGS

VF to sell Dickies® to Bluestar Alliance for $600 million Q2’26 EARNINGS 9 • Financially and strategically attractive offer • Proceeds will be used to pay down debt, in line with stated capital allocation priorities • Transaction will be accretive to VF's growth rate on a pro-forma basis and is expected to close during Q3'26 • Enhances capacity to invest in our portfolio and drive shareholder returns

FINANCIAL SUMMARY Q2’26 EARNINGS 10

Q2’26 EARNINGS 11Note: All revenue and growth figures presented on a continuing operations basis (excluding Supreme) Revenue Growth vs. LY (2%) (17%) (14%) (10%) (6%) +2% (5%) +2% Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 flat Revenue Growth vs. LY (C$) (4%) (19%) (15%) (10%) (6%) +2% (3%) (2%) (1%) Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Another quarter of sequential revenue improvement in Q2’26, +2% vs. LY or (1%) C$

REGIONS vs. LY vs. LY (C$) AMERICAS (1%) (1%) EMEA +6% flat APAC (2%) (2%) BRANDS vs. LY vs. LY (C$) +6% +4% (9%) (11%) +7% +4% OTHER BRANDS +2% (1%) CHANNELS vs. LY vs. LY (C$) DTC (1%) (2%) WHOLESALE +3% flat Q2’26 REVENUE TRENDS Q2’26 EARNINGS 12 Q2’26 revenue supported by continued growth at The North Face® and Timberland®

• Net debt down $1.5B or (21%) vs. LY ◦ Net debt excluding lease liabilities of $4.2B, down $1.5B or (27%) vs. LY • Net inventories, excluding Dickies, (4%) vs. LY or (5%) C$ • Cash dividends of $35M paid during the quarter Q2’26 EARNINGS 13 NET DEBT ($B) $7.2 $5.7 Q2'25 Q2'26 ($1.5) Balance sheet strengthened further with net debt down $1.5B or (21%) vs. LY

BRAND HIGHLIGHTS Q2’26 EARNINGS 14

• Broad-based growth across all three regions and globally in DTC and Wholesale • Americas +2% vs. LY, driven by strong DTC performance • Performance apparel up in every region with strength in transitional outerwear and footwear up double-digits in every region • Celebrated 25th anniversary of Summit SeriesTM, elevating and expanding the collection with innovation and design, supported by athlete-led campaign • Driving consumer engagement in brand experiences including UTMB (Ultra- Trail du Mont-blanc) in EMEA, Climb Fest in San Francisco and community hiking events across APAC +6% vs. LY, +4% C$ vs. LY Q2’26 EARNINGS 15 The North Face® grew across channels and regions

• Revenue sequentially improved, as product newness draws in new consumers ◦ Non-icons up, led by Super Lowpro, Crosspath and Loafers ◦ Authentic and Women's styles of the Old SkoolTM up • Improving digital traffic trends in the Americas and EMEA, particularly during peak consumer moments • Announced multi-year partnership with SZA as Vans' first-ever Artistic Director Vans® Q2’26 performance above expectations, supported by strong back-to-school season Q2’26 EARNINGS 16 (9%) vs. LY, (11%) C$ vs. LY Product newness attracting new consumers at Vans®

• Global growth across both DTC and Wholesale for fourth consecutive quarter • Americas +11% vs. LY, driven by a strong back-to-school season • Strong demand for the 6" Premium boot, led by the Americas and EMEA, and boat shoe grew in all regions • Consumer search interest positive in the Americas and key EMEA markets during summer months +7% vs. LY, +4% C$ vs. LY Q2’26 EARNINGS 17 Fourth consecutive quarter of growth at Timberland®

Other Brands led by continued strong growth at *Altra®*

- **Altra®** over 35% growth vs. LY, marking the third consecutive quarter of double-digit growth, driven by key franchises in trail and road running
- **Dickies®** down vs. LY, with strong margin expansion; positive consumer engagement from regional activations
- **icebreaker®** MerinoFine™ products continue to grow
- **Napapijri®** declines moderated, with a positive performance from UK key accounts
- **Packs**[1] down vs. LY; *Eastpak®* up, driven by marketplace growth, icon segmentation and collabs
- **Smartwool®** DTC up double-digits

Dickies | Altra | Napapijri | Eastpak | JanSport | Kipling | icebreaker | Smartwool

OTHER BRANDS

+2% vs. LY, (1%) C$ vs. LY

[1] Includes Kipling, Eastpak and JanSport brands

VF | Q2'26 EARNINGS

18

OUTLOOK Q2’26 EARNINGS 19

Q3’26 and FY’26 guidance Q2’26 EARNINGS 20 GUIDANCE COMMENTARY Q3’26 Revenue % vs. LY (C$) (3%) to (1%) • Well-positioned going into holiday period Operating income (adjusted) $275M to $305M • Adjusted gross margin down vs. LY reflecting initial impacts from tariffs, partially offset by lower discounts • Adjusted SG&A dollars slightly up vs. LY (adjusted SG&A broadly flat vs. LY on a C$ basis) FY’26 Free cash flow Up vs. LY (FY'25: $313M) • Includes known and anticipated tariff impacts • Adjusted operating income up vs. LY • Operating cash flow up vs. LY Note: Q3'26 and FY'26 P&L guidance excludes Dickies® in current and prior years; FY'26 free and operating cash flow guidance on a reported basis, including the expected impact of the sale of Dickies® in Q3'26

APPENDIX Q2’26 EARNINGS 21

Safe Harbor Statement Certain statements included in this release are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to- consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio, including the proposed sale of the Dickies® brand; whether and when the required regulatory approvals for the proposed sale of the Dickies® brand will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the Dickies® brand will close, if at all; VF’s ability to execute, and realize benefits, successfully, or at all, from the proposed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, and the U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC. Q2’26 EARNINGS 22

Summary Revenue Information

(Unaudited)
(In millions)

	Three Months Ended September				Six Months Ended September			
	2025	2024	% Change	% Change Constant Currency*	2025	2024	% Change	% Change Constant Currency*
Brand:								
The North Face®	$ 1,157.1	$ 1,091.4	6%	4%	$ 1,714.5	$ 1,615.6	6%	4%
Vans®	606.9	667.4	(9%)	(11%)	1,104.9	1,249.3	(12%)	(13%)
Timberland®	506.4	475.3	7%	4%	761.4	704.8	8%	6%
Other Brands	532.3	523.8	2%	(1%)	982.5	957.4	3%	0%
VF Revenue	**$ 2,802.7**	**$ 2,757.9**	**2%**	**(1%)**	**$ 4,563.4**	**$ 4,527.0**	**1%**	**(1%)**
Region:								
Americas	$ 1,343.5	$ 1,355.9	(1%)	(1%)	$ 2,281.1	$ 2,331.6	(2%)	(2%)
EMEA	1,072.7	1,009.6	6%	0%	1,623.9	1,541.9	5%	0%
APAC	386.6	392.5	(2%)	(2%)	658.4	653.6	1%	0%
VF Revenue	**$ 2,802.7**	**$ 2,757.9**	**2%**	**(1%)**	**$ 4,563.4**	**$ 4,527.0**	**1%**	**(1%)**
International	$ 1,640.3	$ 1,572.5	4%	0%	$ 2,566.4	$ 2,482.2	3%	0%
Channel:								
DTC	$ 909.9	$ 914.9	(1%)	(2%)	$ 1,630.5	$ 1,655.9	(2%)	(3%)
Wholesale [(a)]	1,892.8	1,843.0	3%	0%	2,932.8	2,871.1	2%	0%
VF Revenue	**$ 2,802.7**	**$ 2,757.9**	**2%**	**(1%)**	**$ 4,563.4**	**$ 4,527.0**	**1%**	**(1%)**

All references to the periods ended September 2025 relate to the 13-week and 26-week fiscal periods ended September 27, 2025 and all references to the periods ended September 2024 relate to the 13-week and 26-week fiscal periods ended September 28, 2024.

Note: Amounts may not sum due to rounding

* Refer to constant currency definition on the following slides.

[(a)] Royalty revenues are included in the wholesale channel for all periods.

VF Q2'26 EARNINGS 23

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September	
	2025	2024	2025	2024
Revenues	$ **2,802,706**	$ **2,757,948**	$ **4,563,372**	$ **4,527,008**
Costs and operating expenses				
Cost of goods sold	1,340,262	1,317,391	2,151,926	2,180,773
Selling, general and administrative expenses	1,149,824	1,166,654	2,185,435	2,195,352
Total costs and operating expenses	**2,490,086**	**2,484,045**	**4,337,361**	**4,376,125**
Operating income	**312,620**	**273,903**	**226,011**	**150,883**
Interest expense, net	(46,209)	(42,688)	(87,329)	(83,635)
Other income (expense), net	1,870	(660)	3,006	(2,146)
Income from continuing operations before income taxes	**268,281**	**230,555**	**141,688**	**65,102**
Income tax expense	78,516	28,046	68,331	14,620
Income from continuing operations	**189,765**	**202,509**	**73,357**	**50,482**
Loss from discontinued operations, net of tax	—	(150,331)	—	(257,190)
Net income (loss)	$ **189,765**	$ **52,178**	$ **73,357**	$ **(206,708)**
Earnings (loss) per common share - basic [(a)]				
Continuing operations	$ 0.49	$ 0.52	$ 0.19	$ 0.13
Discontinued operations	—	(0.39)	—	(0.66)
Total earnings (loss) per common share - basic	$ **0.49**	$ **0.13**	$ **0.19**	$ **(0.53)**
Earnings (loss) per common share - diluted [(a)]				
Continuing operations	$ 0.48	$ 0.52	$ 0.19	$ 0.13
Discontinued operations	—	(0.38)	—	(0.66)
Total earnings (loss) per common share - diluted	$ **0.48**	$ **0.13**	$ **0.19**	$ **(0.53)**
Weighted average shares outstanding				
Basic	390,648	389,044	390,336	388,892
Diluted	393,986	390,945	393,043	390,198
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.18	$ 0.18

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended September 2025 relate to the 13-week and 26-week fiscal periods ended September 27, 2025, and all references to periods ended September 2024 relate to the 13-week and 26-week fiscal periods ended September 28, 2024. References to March 2025 relate to information as of March 29, 2025.

[(a)] Amounts have been calculated using unrounded numbers.

VF
Q2'26 EARNINGS 24

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) September 2025 March 2025 September 2024 ASSETS Current assets Cash and cash equivalents $ 419,115 $ 429,382 $ 492,164 Accounts receivable, net 1,881,598 1,321,663 1,820,197 Inventories 1,855,895 1,627,025 2,082,918 Other current assets 425,753 408,028 472,595 Current assets held-for-sale 536,507 — — Current assets of discontinued operations — — 1,590,984 Total current assets 5,118,868 3,786,098 6,458,858 Property, plant and equipment, net 688,478 720,879 755,802 Goodwill and intangible assets, net 2,096,460 2,314,093 2,426,628 Operating lease right-of-use assets 1,347,097 1,262,319 1,313,030 Other assets 1,393,221 1,294,147 1,265,320 Total assets $ 10,644,124 $ 9,377,536 $ 12,219,638 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 502,145 $ 11,916 $ 463,200 Current portion of long-term debt 583,943 540,579 1,750,097 Accounts payable 1,061,041 789,570 1,134,637 Accrued liabilities 1,541,115 1,355,788 1,486,706 Current liabilities held-for-sale 70,500 — — Current liabilities of discontinued operations — — 147,791 Total current liabilities 3,758,744 2,697,853 4,982,431 Long-term debt 3,544,181 3,425,650 4,028,549 Operating lease liabilities 1,160,858 1,079,182 1,136,605 Other liabilities 702,486 687,492 665,686 Total liabilities 9,166,269 7,890,177 10,813,271 Stockholders' equity 1,477,855 1,487,359 1,406,367 Total liabilities and stockholders' equity $ 10,644,124 $ 9,377,536 $ 12,219,638 25Q2’26 EARNINGS

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Six Months Ended September 2025 2024 Operating activities Net income (loss) $ 73,357 $ (206,708) Loss from discontinued operations, net of tax — (257,190) Income from continuing operations, net of tax 73,357 50,482 Depreciation and amortization 134,164 126,396 Reduction in the carrying amount of right-of-use assets 172,654 179,206 Other adjustments, including changes in operating assets and liabilities (752,643) (657,907) Cash used by operating activities - continuing operations (372,468) (301,823) Cash provided by operating activities - discontinued operations — 20,052 Cash used by operating activities (372,468) (281,771) Investing activities Proceeds from sale of assets 905 76,683 Capital expenditures (54,763) (45,953) Software purchases (25,831) (25,727) Other, net (10,376) (21,424) Cash used by investing activities - continuing operations (90,065) (16,421) Cash used by investing activities - discontinued operations — (4,413) Cash used by investing activities (90,065) (20,834) Financing activities Net increase from short-term borrowings and long-term debt 476,745 198,711 Cash dividends paid (70,312) (70,048) Proceeds from issuance of Common Stock, net of payments for tax withholdings (4,594) (2,689) Cash provided by financing activities 401,839 125,974 Effect of foreign currency rate changes on cash, cash equivalents and restricted cash 64,723 14,304 Net change in cash, cash equivalents and restricted cash 4,029 (162,327) Cash, cash equivalents and restricted cash – beginning of year 431,475 676,957 Cash, cash equivalents and restricted cash – end of period $ 435,504 $ 514,630 Q2’26 EARNINGS 26

Supplemental Financial Information
Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September				Six Months Ended September			
	2025	2024	% Change	% Change Constant Currency*	2025	2024	% Change	% Change Constant Currency*
Revenues:								
Outdoor segment	$ 1,663,479	$ 1,566,722	6%	4%	$ 2,475,945	$ 2,320,352	7%	5%
Active segment	760,750	824,536	(8%)	(10%)	1,460,437	1,601,270	(9%)	(10%)
All Other [(a)]	378,477	366,690	3%	1%	626,990	605,386	4%	2%
Total revenues	**$ 2,802,706**	**$ 2,757,948**	**2%**	**(1%)**	**$ 4,563,372**	**$ 4,527,008**	**1%**	**(1%)**
Segment profit:								
Outdoor segment	$ 300,740	$ 278,138			$ 258,470	$ 205,251		
Active segment	65,748	93,451			122,586	164,916		
Total segment profit	**366,488**	**371,589**			**381,056**	**370,167**		
Corporate and other expenses	(95,672)	(138,238)			(200,232)	(253,757)		
Interest expense, net	(46,209)	(42,688)			(87,329)	(83,635)		
"All Other" profit [(a)]	43,674	39,892			48,193	32,327		
Income from continuing operations before income taxes	**$ 268,281**	**$ 230,555**			**$ 141,688**	**$ 65,102**		

* Refer to constant currency definition on the following slides.

[(a)] Results for the "All Other" category are included as a reconciling item between the Company's reportable segments and its consolidated results of operations and it is not a reportable segment. "All Other" includes the *Dickies®*, *Altra®*, *Smartwool®*, *Napapijri®* and *Icebreaker®* brands.

Q2'26 EARNINGS | 27

Supplemental Financial Information
Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Three Months Ended September 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 1,663,479	$ (37,330)	$ 1,626,149
Active segment	760,750	(16,242)	744,508
All Other	378,477	(8,172)	370,305
Total revenues	**$ 2,802,706**	**$ (61,744)**	**$ 2,740,962**
Segment profit:			
Outdoor segment	$ 300,740	$ (7,724)	$ 293,016
Active segment	65,748	(3,057)	62,691
Total segment profit	**366,488**	**(10,781)**	**355,707**
Corporate and other expenses	(95,672)	265	(95,407)
Interest expense, net	(46,209)	(580)	(46,789)
"All Other" profit	43,674	(1,607)	42,067
Income from continuing operations before income taxes	**$ 268,281**	**$ (12,703)**	**$ 255,578**
Diluted earnings per share change from continuing operations	**(7%)**	**(5%)**	**(12%)**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF
Q2'26 EARNINGS 28

Supplemental Financial Information
Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Six Months Ended September 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 2,475,945	$ (49,355)	$ 2,426,590
Active segment	1,460,437	(23,511)	1,436,926
All Other	626,990	(11,759)	615,231
Total revenues	**$ 4,563,372**	**$ (84,625)**	**$ 4,478,747**
Segment profit:			
Outdoor segment	$ 258,470	$ (6,995)	$ 251,475
Active segment	122,586	(4,613)	117,973
Total segment profit	**381,056**	**(11,608)**	**369,448**
Corporate and other expenses	(200,232)	620	(199,612)
Interest expense, net	(87,329)	(994)	(88,323)
"All Other" profit	48,193	(1,962)	46,231
Income from continuing operations before income taxes	**$ 141,688**	**$ (13,944)**	**$ 127,744**
Diluted earnings per share change from continuing operations	**44%**	**(24%)**	**20%**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF Q2'26 EARNINGS 29

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2025 (Unaudited) (In thousands, except per share amounts) Three Months Ended September 2025 As Reported under GAAP Reinvent (a) Transaction and Deal Related Activities (b) Adjusted Revenues $ 2,802,706 $ — $ — $ 2,802,706 Gross profit 1,462,444 (239) — 1,462,205 Percent 52.2% 52.2% Selling, general and administrative expenses 1,149,824 (15,722) (2,021) 1,132,081 Operating income 312,620 15,483 2,021 330,124 Percent 11.2% 11.8% Diluted earnings per share from continuing operations (c) 0.48 0.03 — 0.52 Six Months Ended September 2025 As Reported under GAAP Reinvent (a) Transaction and Deal Related Activities (b) Adjusted Revenues $ 4,563,372 $ — $ — $ 4,563,372 Gross profit 2,411,446 4,043 — 2,415,489 Percent 52.8% 52.9% Selling, general and administrative expenses 2,185,435 (42,222) (2,021) 2,141,192 Operating income 226,011 46,265 2,021 274,297 Percent 5.0% 6.0% Diluted earnings per share from continuing operations (c) 0.19 0.09 — 0.28 Q2’26 EARNINGS 30See notes on next slide.

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2025 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $15.5 million and $46.3 million in the three and six months ended September 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $9.2 million and $17.2 million in the three and six months ended September 2025, respectively. Reinvent resulted in a net tax benefit of $3.5 million and $10.3 million in the three and six months ended September 2025, respectively. The Company incurred $211.7 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) Transaction and deal related activities reflect activities associated with the pending divestiture of Dickies, which totaled $2.0 million for the three and six months ended September 2025. The transaction and deal related activities resulted in a net tax benefit of $0.5 million in the three and six months ended September 2025. (c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,986,000 and 393,043,000 weighted average common shares for the three and six months ended September 2025, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q2’26 EARNINGS 31

Three Months Ended September 2024 As Reported under GAAP Reinvent (a) Transaction and Deal Related Activities (b) Adjusted Revenues $ 2,757,948 $ — $ — $ 2,757,948 Gross profit 1,440,557 — — 1,440,557 Percent 52.2% 52.2% Selling, general and administrative expenses 1,166,654 (41,279) — 1,125,375 Operating income 273,903 41,279 — 315,182 Percent 9.9% 11.4% Diluted earnings per share from continuing operations (c) 0.52 0.08 — 0.60 Six Months Ended September 2024 As Reported under GAAP Reinvent (a) Transaction and Deal Related Activities (b) Adjusted Revenues $ 4,527,008 $ — $ — $ 4,527,008 Gross profit 2,346,235 412 — 2,346,647 Percent 51.8% 51.8% Selling, general and administrative expenses 2,195,352 (58,716) (490) 2,136,146 Operating income 150,883 59,128 490 210,501 Percent 3.3% 4.6% Diluted earnings per share from continuing operations (c) 0.13 0.11 — 0.24 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2024 (Unaudited) (In thousands, except per share amounts) Q2’26 EARNINGS 32See notes on next slide.

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2024 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $41.3 million and $59.1 million in the three and six months ended September 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the three months ended September 2024, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.1 million and $31.1 million in the three and six months ended September 2024, respectively. Reinvent resulted in a net tax benefit of $10.5 million and $14.7 million in the three and six months ended September 2024, respectively. (b) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the six months ended September 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the six months ended September 2024. (c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 390,945,000 and 390,198,000 weighted average common shares for the three and six months ended September 2024, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q2’26 EARNINGS 33

Supplemental Financial Information Top 3 Brand Revenue Information (Unaudited) Three Months Ended September 2025 Six Months Ended September 2025 Top 3 Brand Revenue Growth Americas EMEA APAC Global Americas EMEA APAC Global The North Face® % Change 2% 10% 7% 6% 0% 11% 10% 6% % Change Constant Currency* 2% 4% 7% 4% 1% 5% 10% 4% Vans® % Change (9%) (5%) (22%) (9%) (12%) (8%) (19%) (12%) % Change Constant Currency* (9%) (11%) (22%) (11%) (11%) (13%) (19%) (13%) Timberland® % Change 11% 9% (14%) 7% 12% 8% (5%) 8% % Change Constant Currency* 11% 3% (14%) 4% 13% 2% (6%) 6% * Refer to constant currency definition on previous slides. Q2’26 EARNINGS 34

Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited) Three Months Ended September 2025 Six Months Ended September 2025 Geographic Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Americas (1%) (1%) (2%) (2%) EMEA 6% 0% 5% 0% APAC (2%) (2%) 1% 0% Greater China (2%) (2%) (3%) (4%) International 4% 0% 3% 0% Global 2% (1%) 1% (1%) Three Months Ended September 2025 Six Months Ended September 2025 Channel Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Wholesale (a) 3% 0% 2% 0% Direct-to-consumer (1%) (2%) (2%) (3%) Digital 1% (1%) (1%) (2%) As of September VF-Operated Stores (b) 2025 2024 Total 1,105 1,160 * Refer to constant currency definition on previous slides. (a) Royalty revenues are included in the wholesale channel for all periods. (b) Does not include concession stores. Q2’26 EARNINGS 35